UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     October 12, 2006

Turbosonic Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-21832	13-1949528
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

550 Parkside Drive, Suite A-14
Waterloo, Ontario N2L 5V4
Canada
(Address of principal executive offices)

Registrant's telephone number: (519) 885-5513

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information included pursuant to Item 5.02 of this report is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At a board meeting held on October 12, 2006, Carl A.Young was appointed our Principal Financial Officer, effective immediately.

Mr. Young, a Chartered Accountant, has been the owner and president of 602536 Ontario Ltd., a management services company, since 1984. From 1989 to 1998, he was president and owner of Mentor Dynamics Inc., which designed, manufactured and installed custom material handling equipment and industrial overhead cranes, and Provincial International Cranes Inc., which designed and contracted out fabrication of industrial and shipyard cranes to international markets. Since 1999 through his management services company, Mr. Young has provided interim CFO, Director of Finance, VP of Finance and other business consulting services to a number of clients.

Mr. Young will be working with our company under a letter of engagement dated August 24, 2006 at the rate of CAD 120 per hour.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Letter of Engagement with Carl A. Young dated August 24, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2006

TURBOSONIC TECHNOLOGIES, INC.

By:	/s/ Edward F. Spink
Name:	Edward F. Spink
Title:	Chairman & Chief Executive Officer